Exhibit 10.37

COMMON STOCK AND

WARRANT PURCHASE AGREEMENT

             This COMMON STOCK AND WARRANT PURCHASE AGREEMENT ("Agreement") is entered into as of September 27, 2001, by and between Bogen Communications International, Inc., a Delaware corporation (“Bogen”), and its wholly-owned subsidiaries, Speech Design International Inc. (“SDI” or the "Company") and Speech Design Gesellschaft fuer elektronische Sprachverarbeitung mbH (the “Subsidiary”), and 2.T-Telematik Venture Beteiligungsgesellschaft mbh (“T-Venture” or the "Investor" and together with any affiliated fund or investment company which purchases Common Stock or Warrant Shares, as defined below,  the “Investors”).

             SECTION 1.    DESCRIPTION OF THE TRANSACTION

                           1.1 DESCRIPTION OF SECURITIES. The Company agrees to issue to the Investors 200,000 shares of its authorized but unissued common stock, $.001 par value per share (the "Common Stock"), and one or more warrants to purchase an aggregate of 200,000 shares of Common Stock (in the form attached hereto as Exhibit A) (the "Warrants"), for an aggregate purchase price of 841,837 Euros (the "Purchase Price"). The Warrants will be convertible into shares of the Company's Common Stock for the exercise price stated in each Warrant, and in accordance with the terms set forth in each such Warrant. Common Stock purchased under this Agreement at the Closing shall be sometimes referred to as “Primary Shares”, and any Common Stock issued or issuable upon exercise of the Warrants may be sometimes referred to as "Warrant Shares."

                           1.2 CLOSING. The closing (the "Closing") of the sale of the Common Stock and Warrants will take place at Bogen’s offices at 10:00 a.m., contemporaneously with the execution of this Agreement, or such other time and place as agreed to by the parties (the "Closing Date"). At the Closing, the Company will deliver the Common Stock and Warrants being acquired by the Investor upon payment of the Purchase Price to the Company by certified or bank cashier's check, wire payment or by other form of payment acceptable to the Company.

                           1.3 COMPANY DELIVERIES AT THE CLOSING.

             On the Closing Date, the Company shall deliver to the Investors:

                                        (a)  Organizational Documents.  A copy of the Certificate of Incorporation and bylaws and any amendments thereto (together, the “Organizational Documents”) of the Company, as certified by the Secretary of State of the State of Delaware or by the Secretary of the Company with respect to the bylaws, and a copy of the equivalent Organizational Documents of the Subsidiary and any amendments thereto, as certified by the relevant German authority or by the Secretary of the Subsidiary, with respect to the bylaws;

                                        (b)  Certificates; Warrants.  One or more stock certificates registered in the name of the Investors, representing that number of shares of Common Stock set forth in Section 1.1 and executed originals of each of one or more Warrants issued in the name of the Investors (in the form included herein as Exhibit B);

                           `            (c)  Opinion of Counsel.  A legal opinion, dated as of the Closing Date, of Nutter, McClennen & Fish, LLP, counsel to Bogen, the Company and the Subsidiary, in the form attached hereto as Exhibit C;

                                        (d)  Company Secretary's Certificate.  A certificate of the Secretary of the Company, dated as of the Closing Date, certifying (A) that true and complete copies of the Company's Organizational Documents, as in effect on the date hereof, are attached to such certificate, (B) as to the incumbency and genuineness of the signatures of each officer of the Company executing any of the Ancillary Agreements (as defined below); (C) the genuineness of the resolutions of the Board authorizing the execution, delivery and performance of this Agreement and any related documents referred to herein or delivered to the Investor pursuant hereto (the “Ancillary Agreements”) to which the Company is a party and the consummation of the transactions contemplated thereby; and (D) that all consents, approvals and other actions of, and notices and filings with, all entities and Persons as may be necessary or required with respect to the execution and delivery by the parties of this Agreement and any Ancillary Agreements, and the consummation by the parties of the transactions contemplated thereby, have been obtained or made (“Person” shall be construed in the broadest sense and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, other entity, or a governmental entity (or any department, agency, or political subdivision thereof));

                                        (e)  Subsidiary Officer Certificate. A certificate of the Managing Director of the Subsidiary, dated as of the Closing Date, certifying (A) that true and complete copies of the Subsidiary's Organizational Documents, as in effect on the Closing Date, are attached to such certificate, (B) the genuineness of the resolution of the Company being the sole owner of the Subsidiary authorizing the execution, delivery and performance of this Agreement and any Ancillary Agreements to which the Subsidiary is a party and the consummation of the transactions contemplated hereby, and (C) that all consents, approvals and other authorizations of, and notices and filings with, all entities and Persons as may be necessary or required with respect to the execution and delivery by the parties of this Agreement and any Ancillary Agreements, and the consummation by the parties of transactions contemplated thereby, have been obtained or made;

                                        (f)  agreements of Kasimir Arciszewski and Hans Meiler (the “SDI Officers”) restricting sale of Bogen Common Stock, or SDI Common Stock received by the SDI Officers as a distribution or in exchange for Bogen Common Stock, until February 1, 2002;

                                        (g)  evidence of the transfer of the shares of the Subsidiary to the Company in accordance with all requisite approvals and consents as may be required under the laws of the Federal Republic of Germany; and

                                        (h)  copies of employment agreements dated July 1, 2001 between the Subsidiary and each of the Managing Directors of the Subsidiary with a term of service of three (3) years from their date.

                           1.4 INVESTOR DELIVERIES AT THE CLOSING.

             On the Closing Date, the Investors shall deliver to the Company:

                                        (a)  Purchase Price.  The aggregate purchase price set forth in Section 1.1.

                                        (b)  Investor’s Certificate.  A certificate of the Managing Director of the Investor, dated as of the Closing Date, certifying (A) as to the incumbency and genuineness of the signatures of each officer of the Investor executing any of the Ancillary Agreements (as defined below); (B) that all resolutions, consents, approvals and other actions of, and notices and filings with, all controlling or managing persons of the Investors as may be necessary or required with respect to the execution and delivery by the parties of this Agreement and any Ancillary Agreements, and the consummation by the parties of the transactions contemplated thereby, have been obtained or made.

             SECTION 2.  REPRESENTATIONS  AND CERTAIN AGREEMENTS OF THE COMPANY

             As part of the basis of this Agreement, Bogen, the Company and the Subsidiary, jointly and severally make the following representations to, and agreements with, the Investors.  Solely for the purposes of the following representations in this Section 2, all references to the “Subsidiary” shall include in its effect comparable matters concerning its subsidiary, Speech Design Carrier Systems GmbH, formerly Digitronic Computersysteme GmbH (“Carrier Systems”), except where the context specifically indicates otherwise.

                           2.1        ORGANIZATION. Each of Bogen, the Company and the Subsidiary is a corporation, or equivalent foreign entity providing limited liability to its owners, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business as a foreign corporation in all other jurisdictions where the failure to so qualify would have a Material Adverse Effect on Bogen, the Company or the Subsidiary.  “Material Adverse Effect” means, with reference to the Company or the Subsidiary, a material adverse effect on the financial condition, business operations or assets of the Company or the Subsidiary and all other subsidiaries of each taken as a whole, or on the Company’s or Subsidiary’s ability to consummate the transactions hereby contemplated.

                           2.2        CORPORATE POWER. Each of Bogen, the Company and the Subsidiary has all requisite power and authority to own its respective properties and to effectively carry on its respective business as presently conducted and as proposed to be conducted. Each of Bogen, the Company and the Subsidiary has all requisite corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

                           2.3        AUTHORIZATION. This Agreement and all Ancillary Agreements executed pursuant to this Agreement are valid and binding obligations of Bogen, the Company and the Subsidiary, enforceable against Bogen, the Company and the Subsidiary in accordance with their terms. The execution, delivery and performance of this Agreement and the issuance of the Common Stock and the Warrant Shares have been, or will be upon such issuance, duly authorized by all necessary corporate action of the Company.

                          2.4        CAPITALIZATION. The Company’s authorized capital stock consists of 25,000,000 shares of capital stock, of which 20,000,000 shares are designated as Common Stock, and 5,000,000 shares are designated as preferred stock, par value $.001 per share (“Preferred Stock”). There are currently issued and outstanding an aggregate of 9,800,000 shares of the Company’s Common Stock, all of which are held by Bogen, and there are no shares of Preferred Stock issued and outstanding. There are no existing commitments of the Company to issue additional shares of Common Stock, Preferred Stock or any other capital stock or securities convertible into capital stock of the Company, other than as will be entered into hereby or herewith. All of the presently outstanding shares of capital stock of the Company have been validly authorized and issued and are fully paid and nonassessable. The Primary Shares have been duly and validly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws and/or this Agreement. The Company has authorized and reserved for issuance upon exercise of the Warrants, Common Stock sufficient for the exercise of the Warrants (the “Warrant Shares”). The Warrant Shares will be, when and if issued, validly authorized and issued, fully paid and nonassessable and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws and/or this Agreement.

                           2.5        PREEMPTIVE RIGHTS. There are no preemptive rights affecting the issuance or sale of the Company's capital stock.

                                        2.6        FINANCIAL STATEMENTS STATUS; COMPANY FINANCIAL STATEMENTS TO BE DELIVERED. The financial operations of the Subsidiary are included in the financial statements of Bogen, as on file with the Securities and Exchange Commission (the "Commission"). Such consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, applied consistently, and present fairly the consolidated financial condition of Bogen and its consolidated subsidiaries as of the dates thereof, and the consolidated results of operations of Bogen for the period, or portion thereof, as applicable, then ended (except, in the case of unaudited financial statements, for year-end adjustments and footnotes). Financial statements of the Subsidiary and Carrier Systems included therein for the last three fiscal years ending December 31, 2000, have been reviewed by independent certified public accounting firms, or the equivalent thereof, in the jurisdiction of the Subsidiary or Carrier Systems, as the case may be.  Such financial statements present fairly the consolidated financial condition of the Subsidiary, which includes Carrier Systems and the Subsidiary’s other consolidated subsidiaries as of the dates thereof, and the consolidated results of operations of the Subsidiary, including Carrier Systems for the period, or portion thereof, as applicable, then ended.   In addition to such financial statements filed with the Commission, the Investor on June 5, 2001, was provided with an updated outlook for the business of the Subsidiary (the “Business Outlook”), and on August 28, 2001, was provided with financial information regarding the separate operations and financial condition of the Subsidiary for the year 2000 and for the interim period through July 31, 2001 (the “Subsidiary Information”).  Since June 30, 2001, and except as may be indicated in the Business Outlook or the Subsidiary Information and in the accompanying correspondence, there has not been any material adverse change in the business, condition (financial or otherwise), operations or properties, assets, or results of operation of Bogen and its subsidiaries, taken as a whole, or of the Company or the Subsidiary, individually.

                           2.7        EFFECT OF TRANSACTIONS. With respect to each of the Company, the Subsidiary and Bogen, the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement, will not, whether through consummation hereof, by the lapse of time, the giving of notice or otherwise, (a) violate any judgment, decree or order, or any material contract or obligation of such entity, (b) violate or conflict with any provision of any organizational document, including the charter and bylaws, of such entity as in effect on the Closing Date, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material agreement to which such entity is a party or by which any of the assets of such entity are bound, (d) violate any statute, rule or regulation of any federal, state or local government or agency applicable to such entity, or any material contract to which any employee of such entity is bound,  or (e) result in the imposition of any material lien, charge, security interest or encumbrance upon any property or assets of such entity; except in each case for matters which would not have a Material Adverse Effect.

                           2.8        BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation owed by the Company in connection with the sale of Common Stock or Warrants contemplated by this Agreement, and Bogen, the Company and the Subsidiary shall indemnify and hold Investor harmless on account of any claim for finder fees arising out of any agreement or commitment made by the Company, Bogen or the Subsidiary.

                           2.9        PUBLIC FILINGS. Bogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and its Quarterly Reports on Form 10-Q for the six-month period ended June 30, 2001, respectively, as filed with the Commission, conform in all material respects to the rules, regulations and requirements promulgated by the Commission under the Securities Exchange Act of 1934, as amended, and the rules of NASDAQ, contain all information required to be included therein, and none of such reports contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Bogen has made all filings required to be made with the Securities and Exchange Commission or with NASDAQ.

                           2.10      LISTINGS OF COMMON STOCK. Neither the Company's Common Stock nor any capital stock of the Subsidiary is listed for trading on any exchange, whether in the United States, The Federal Republic of Germany or otherwise.  Nothing in Bogen’s agreements with, or obligations to NASDAQ, or any other exchange precludes or restricts in any way the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, nor do such rules require shareholder or any other approval for the sale of the Common Stock, the Warrants or the Warrant Shares.

                           2.11      GOVERNANCE. The principal executive officers of the Company and the managers of the Subsidiary are Kasimir Arciszewski and Hans Meiler, and the Directors of the Company are Jonathan Guss, Jeffrey E. Schwarz, and Kasimir Arciszewski.

                           2.12      CONSENTS, NOTICE. Except for those which have been obtained prior to the date hereof, no consent, approval, order or authorization of or declaration, registration or filing with any governmental body or any nongovernmental person, including, without limitation, any creditor or shareholder of any of Bogen, the Company or the Subsidiary is subject, is required in connection with the execution or delivery by Bogen, the Company or the Subsidiary of this Agreement or the Warrants, as applicable, or the performance by Bogen, the Company or the Subsidiary of its respective obligations hereunder and thereunder, as applicable, or is required as a condition to the legality, validity or enforceability of this Agreement for the sale and issuance of the Common Stock, the Warrants or the Warrant Shares, except for such consents or approvals the absence of which would not have a Material Adverse Effect.

                           2.13      LITIGATION. There are no actions, suits, arbitrations, investigations or proceedings pending, or, to the knowledge of Bogen, the Company or the Subsidiary, threatened against or affecting the Company or the Subsidiary or any of their properties or rights, except for such matters as would not have a Material Adverse Effect on the Company or the Subsidiary or where the claim made against the Company or the Subsidiary, as applicable, would not exceed $25,000.  There is no judgment, decree, injunction, rule or order of any government body or arbitrator outstanding against the Company or the Subsidiary.

                           2.14      INTELLECTUAL PROPERTY RIGHTS.

                                        (a)  “Intellectual Property” means all material patents, trademarks, copyrights, service marks, and applications and registrations therefor, to the extent applicable, and all trade names, domain names, web sites, customer lists, trade secrets, proprietary processes and formulae, inventions, know-how, other confidential and proprietary information, and other intellectual property rights owned or held by the Company or the Subsidiary.  The Company or the Subsidiary owns or has the right to use all Intellectual Property necessary to permit the Company and the Subsidiary to carry on their business as presently conducted, including but not limited to the Intellectual Property listed on Schedule 2.14 hereof.  The registered patents, copyrights, trademarks, and service marks owned by the Company and the Subsidiary are in full force and effect and are not subject to any liens, encumbrances, or material amount of unpaid Taxes (as defined in Section 2.25) or maintenance fees.  There is no pending or, to the knowledge of the Company and the Subsidiary, threatened claim or litigation against the Company or the Subsidiary contesting the right to use their Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation of any intellectual property right of a third party. Carrier Systems and the Subsidiary each has the right to use the THOR software, and to license it use to customers, and Digitronic Computersysteme GmbH (Chemnitz) has no rights with respect to any intellectual property developed, owned or used by Carrier Systems.

                                        (b)  All right, title and interest in any and all material inventions and know-how conceived by employees of the Company or the Subsidiary during the term of their employment and related to the business of the Company or the Subsidiary were transferred and assigned to the Company or the Subsidiary.  Each of the Company and the Subsidiary has taken reasonable security measures to protect the secrecy, confidentiality, and value of its trade secrets, proprietary processes and formulae, inventions, know-how and other confidential and proprietary information.

                                        (c)  No proceedings or claims exist in which the Company or the Subsidiary allege that any person or entity is infringing upon, or otherwise violating any Intellectual Property and no such claims have been served by, instituted or asserted by the Company or the Subsidiary, nor are any proceedings threatened alleging any such violation or infringement, nor does the Company or the Subsidiary know of any valid basis for any such proceedings or claims.

                           2.15      MATERIAL AGREEMENTS.  (a)“Material Agreements” means all contracts, agreements, instruments and other understandings and commitments to which the Company or the Subsidiary is a party pursuant to which the Company or the Subsidiary is obligated to pay or has the right to receive an amount of goods or services with a stated value in excess of $100,000 and which is necessary to permit the Company and the Subsidiary to carry on their business as presently conducted. There are no Material Agreements that are not set forth on Schedule 2.15 hereto

                                        (b)  All Material Agreements are in full force and effect, constitute legal, valid and binding obligations of the Company or the Subsidiary and the other parties thereto, and are enforceable in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, The Company or the Subsidiary have in all material respects performed all of the obligations required to be performed by it to date pursuant to such agreements, and there exists no material default, or any event which, upon the giving of notice or the passage of time, or both, would give rise to a claim of a material default in the performance by the Company or the Subsidiary or, to the Company's or the Subsidiary’s knowledge, any other party to any of such agreements.  True, complete and correct copies of all Material Agreements have been made available or have been furnished to the Investors.

                           2.16      INSURANCE.  Each of the Company and the Subsidiary maintains adequate insurance covering their respective risks, if any, of such types and in such amounts and with such deductibles as are adequate to replace properties in the event such properties are damaged or destroyed.  All insurance policies held by the Company and the Subsidiary are in full force and effect and are issued by insurers approved to do business in the relevant state.

                           2.17      TITLE TO ASSETS, PROPERTIES AND RIGHTS.  Each of the Company and the Subsidiary has sufficient title (or a valid leasehold interest or license) to all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible (the “Assets”) necessary for the conduct of their respective businesses.  Such Assets are in good operating condition and repair (normal wear and tear excepted), are suitable for the uses for which they are used in the Company's or the Subsidiary’s business, as applicable, are not subject to any condition which materially interferes with the economic value or use thereof, and constitute all Assets, properties, interests in properties and rights necessary to permit the Company or the Subsidiary to carry on its business after the Closing, as generally conducted by the Company or the Subsidiary prior thereto and as presently proposed to be conducted subsequent thereto.

                           2.18      SUBSIDIARY.

                                        (a)  The Subsidiary is subsidiary of the Company and is a Gesellschaft mit beschraenkter Haftung duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing as a foreign corporation would not have a Material Adverse Effect on the Company or the Subsidiary.  Bogen has transferred to the Company all stated capital stock or equivalent equity ownership interest of the Subsidiary (the “Subsidiary Capital”) and the Company is the sole owner of Subsidiary Capital.  Other than Subsidiary Capital owned by the Company, there are no outstanding shares of capital stock and no existing commitments to issue additional any shares of capital stock or securities convertible into capital stock of the Subsidiary, other than as will be entered into hereby or herewith.  The Subsidiary Stock is owned by the Company free and clear of all liens and encumbrances.   The Subsidiary has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted, except where failure to have such power and authority would not have a Material Adverse Effect on the Subsidiary.

                                        (b)  The Subsidiary’s stated capital stock consists of 1,960,000 DM nominal value of capital stock (the “Subsidiary Capital”).  All of the presently outstanding shares of Subsidiary Capital have been duly and validly authorized and issued and are fully paid and nonassessable.  There are no preemptive rights affecting the issuance or sale of the Subsidiary's Capital.

                           2.19  (a) Carrier Systems is a Gesellschaft mit beschraenkter Haftung, a duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing as a foreign corporation would not have a Material Adverse Effect on the Company.  The Subsidiary is the sole owner of all of the ownership interest of Carrier Systems (the “Carrier Systems Capital”) and other than such securities, there are no outstanding shares of capital stock and no existing commitments to issue any additional any shares of capital stock or securities convertible into capital stock of Carrier Systems, other than as will be entered into hereby or herewith. The Carrier Systems Capital is duly and validly authorized and issued and is fully paid and nonassessable, and there are no preemptive rights affecting the issuance or sale of the Carrier Systems Capital. The Carrier Systems Capital is owned by the Subsidiary free and clear of all liens and encumbrances.  There are no subsidiaries of Carrier Systems.  The Carrier Systems has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted, except where failure to have such power and authority would not have a Material Adverse Effect on Carrier Systems.

                                        (b)  Other than Carrier Systems, the only other subsidiaries of the Company or of the Subsidiary are Satelco AG and Speech Design (Israel) Ltd., Speech Design (Israel) Ltd. is wholly-owned by the Subsidiary and Satelco AG is 67% owned by the Subsidiary, and each has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted, except where failure to have such power and authority would not have a Material Adverse Effect on the Company.  Each such subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing as a foreign corporation would not have a Material Adverse Effect on the Company of the Subsidiary.

                           2.20      ABSENCE OF CERTAIN CHANGES.  Since June 30, 2001, other than as may be indicated in the Business Outlook or the Subsidiary Information or in related correspondence, there has not been:

                                        (a)  any (i) acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Company or the Subsidiary of any material properties or assets, or (ii) other transaction by, or any agreement or commitment on the part of, the Company or the Subsidiary other than those in the ordinary course of business, that have not caused or will not cause, either in any case or in the aggregate, a Material Adverse Effect on the Company;

                                        (b)  any material change in the condition (financial or otherwise), properties, assets, liabilities, investments, revenues, expenses, income, operations or business of the Company or the Subsidiary, or in any of its relationships with any suppliers, customers, or other third parties with whom it has financial, commercial, or other business relationships, other than (i) amendments to the Share Purchase Agreement between Jan Martens and Robert Martens and the Subsidiary (ii) legal and other expenses to be accrued or recognized as an expense in connection with the contemplated public offering of the Subsidiary, or (iii) changes in the ordinary course of business that have not caused or cannot reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect on the Company;

                                        (c)  other than as set forth in the agreements described in Section 1.3(h), any transaction or change in compensation by the Company or the Subsidiary with any of its stockholders, directors, officers, or key employees, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;

                                        (d)  any damage, destruction, or loss, whether or not covered by insurance, that, either in any case or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect on the Company or the Subsidiary;

                                        (e)  any declaration, setting aside, or payment of any stock dividend or any other distribution  in respect of any shares of the capital stock or other securities of the Company or the Subsidiary (other than related to the distribution by the Subsidiary to Bogen of approximately $385,000 on account of the Subsidiary’s fiscal 2000 profits, which amount is anticipated to be paid prior to September 30, 2001);

                                        (f)  any issuance of any shares of the capital stock or other securities of the Company or the Subsidiary or any direct or indirect redemption, purchase, or other acquisition by the Company or the Subsidiary of any shares of its capital stock, or other securities other than to Bogen;

                                        (g)  any change in the officers or directors of the Company or the Subsidiary, other than the initial election of such individuals of the Company;

                                        (h)  other than as set forth in the agreements described in Section 1.3(h), any labor trouble or claim of unfair labor practices involving the Company or the Subsidiary, any increase in the compensation or other benefits payable or to become payable by the Company or the Subsidiary to any of its directors, officers, employees, or independent contractors, or any bonus payments or arrangements made to or with any of such directors, officers, employees or independent contractors;

                                        (i)  any forgiveness or cancellation of any debt or claim by the Company or the Subsidiary or any waiver by the Company or the Subsidiary of any right of material value, other than compromises of accounts receivable in the ordinary course of business;

                                        (j)  any incurrence or any payment, discharge, or satisfaction by the Company or the Subsidiary of any material Indebtedness or any material obligations or material liabilities, whether absolute, accrued, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, with respect to obligations of others), except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business;

                                        (k)  any incurrence, discharge, or satisfaction of any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property whether oral or written (each, a “Lien”) (i) by the Company or the Subsidiary or (ii) on any of the capital stock, other securities, properties, or assets owned or leased by the Company or the Subsidiary;

                                        (l)  any change in the financial or tax accounting principles, practices or methods of the Company or the Subsidiary; or

                                        (m)  any agreement, understanding, or commitment by or on behalf of the Company or the Subsidiary, as applicable, whether in writing or otherwise, to do or permit any of the things referred to in this Section 2.20.

                           2.21      INDEBTEDNESS.  Except for borrowings made from time to time by the Subsidiary under the credit and financing lines described in the Bogen financial statements and the notes thereto as on file with the Commission or set forth on Schedule 2.15 hereto, immediately after the Closing, neither the Company nor the Subsidiary will have any Indebtedness outstanding.  The Company is not in default with respect to any outstanding Indebtedness or any instrument or agreement relating thereto, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by the Company or the operation of its business.  Complete and correct copies of all instruments and agreements (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished or made available to the Investor. “Indebtedness” means all indebtedness, liabilities or other obligations of the Company in excess of $50,000 (a) for borrowed money, whether current or long–term, or secured or unsecured, (b) for the deferred purchase price of property or services represented by a note or security agreement, (c) created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) under leases that have been or must be, in accordance with GAAP, recorded as capital leases in respect of which it is liable as lessee, (f) in respect of banker’s acceptances or letters of credit, and (g) that is directly or indirectly guaranteed by the Company or that it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss, provided, however, that in any case “Indebtedness” shall not include (i) debt between the Company and the Subsidiary and (ii) trade debt (excluding lines of credit or letters of credit related to trade debt) related to vendor financing arrangements, equipment financing arrangements and other trade debt incurred in the ordinary course of business.

                           2.22      ABSENCE OF UNDISCLOSED LIABILITIES.  Except to the extent of the liabilities reflected in the financial statements of Bogen, or in the Subsidiary Information, or incurred in the ordinary course of business or disclosed in the notes to the financial statements, and except for obligations and liabilities accrued or paid since March 30, 2000 concerning the proposed initial public offering of the Subsidiary (which amounts may be recorded as a cost of raising capital of the Company in the event such public offering is consummated in the future, and which amounts have been properly recorded in the financial statements of Bogen on file with the Commission), or incurred under the terms of any Material Agreement, neither the Company nor the Subsidiary has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

                                        2.23      INSOLVENCY AND BANKRUPTCY.  No order has been made, petition presented, meeting convened to propose a resolution, or resolution passed, for the winding up of the Company or the Subsidiary.  No order has been made or petition presented for the administration of the Company or the Subsidiary.  No administrative receiver or manager has been appointed in respect of the whole or any part of the assets of the Company or the Subsidiary nor has any encumbrance over all or any of the assets of the Company or the Subsidiary become enforceable.  To the best knowledge of the Company and the Subsidiary, no meeting of creditors of the Company or the Subsidiary or any class of them has been convened or is proposed, no proposal has been made for a moratorium, composition or arrangement in relation to any of their respective debts, and no voluntary arrangement has been proposed or entered into by the creditors of the Company or the Subsidiary and no compromise or arrangement has been sanctioned in respect of the Company or the Subsidiary.  Neither the Company nor the Subsidiary is insolvent, unable to pay their respective debts or has stopped or suspended paying their respective debts as such debts become due.  No unsatisfied judgment, order or award is outstanding against the Company or the Subsidiary and no written demand has been made against the Company or the Subsidiary and no distress or execution has been levied on, or other process commenced against, any of the assets of the Company or the Subsidiary.

                           2.24      FOREIGN CORRUPT PRACTICES ACT.  Neither the Company nor the Subsidiary has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.  To the Company’s and the Subsidiary’s knowledge, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

                           2.25      LIABILITIES TO THE EXISTING STOCKHOLDERS.  Following the Closing, other than as reflected in the Bogen financial statements or the Subsidiary Information, neither the Company nor the Subsidiary will have any liability (other than in respect of issued shares of capital stock) to any of their respective existing stockholders or any affiliates of their respective existing stockholders, other than matters which arise in the ordinary course of business, including customary inter-company charges or expenses.

                                        2.26      TAXES.  Other than with respect to matters which would not have a Material Adverse Effect, each of the Company and the Subsidiary has filed all tax returns, or has filed appropriate extensions thereof, that are required to be filed, and has paid all Taxes (defined herein) as shown on said returns and on all assessments received by it to the extent that such Taxes have become due, except to the extent the Company and the Subsidiary are contesting any such assessment in good faith. All such returns were true, correct and complete in all material respects. The Company and its subsidiaries, as applicable, have complied in all material respects with all requirements of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations and any applicable state, local or foreign law, including applicable German tax laws and regulations relating to the payment and withholding of Taxes relating to the Company and its subsidiaries.  The Company and its subsidiaries have, within the time and in the manner prescribed by applicable law, paid over to the proper taxing authorities all amounts required to be so withheld and paid over relating to the Company and its subsidiaries. The charges, reserves and accruals on the books of the Company and the Subsidiary in respect of Taxes and other governmental charges are adequate.  "Tax" as used in this Agreement, means any of the Taxes, and "Taxes" means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits Taxes, alternative or add-on minimum Taxes, customs duties and other Taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to Tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in clause (a) above as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

                           2.27      MARTENS' EMPLOYMENT AGREEMENTS AND CONTINGENT PAYMENTS.  The separate employment agreements between each of Jan Martens and Robert Martens, on the one hand, and Carrier Systems, on the other hand, were duly authorized and validly entered into by the respective parties thereto and are enforceable agreements binding on the respective parties thereto. The maximum amount of contingent purchase price which may be due to Jan Martens and Robert Martens on account of the purchase of Carrier Systems is 2,500,500 DM.

             SECTION 3.    REPRESENTATIONS AND AGREEMENTS OF THE INVESTOR

             As part of the basis of this Agreement, the Investor, and individually each of the Investors, represents to the Company that on the date hereof:

                                        3.1        AUTHORIZATION. The Investor has all requisite corporate or other power and authority to enter into and perform this Agreement and the execution of this Agreement and the Ancillary Agreements executed by the Investor pursuant to this Agreement have been authorized by all necessary corporate or other action on the part of the Investor, have been executed and delivered, and constitute valid, legal, binding agreements of the Investor enforceable against the Investor in accordance with their terms.

                           3.2        INVESTMENT PURPOSE. The Investor is acquiring the Common Stock and Warrants for its own account, for investment, and not with a view to any "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and acknowledges that the Common Stock and the Warrant Shares are subject to transfer restrictions set forth in the Company’s bylaws, the effect and enforceability of which the Investor hereby acknowledges and agrees to. No broker-dealer acted on behalf of the Investor in connection with the offer or sale of the Common Stock and/or Warrants.

                           3.3        TRANSFER RESTRICTIONS. (a) The Investor understands that because the Common Stock, the Warrants and Warrant Shares have not been registered under the Securities Act, it cannot dispose of any or all of the Common Stock and Warrant Shares unless such Common Stock, the Warrants and Warrant Shares are subsequently registered under the securities Act or exemptions from such registration are available and that the Common Stock, the Warrants and Warrant Shares will contain legends reflecting such limitations. The Investor acknowledges and understands that, except as provided in Section 4 of this Agreement with respect to the Registrable Securities (as defined in Section 4.1 hereof), it has no independent right to require the Company to register the Common Stock or Warrant Shares. The Investor understands that the Company may, as a condition to the transfer of any of the Common Stock, the Warrants, or Warrant Shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement under the Securities Act.

                                                     (b)  The Investor agrees that it shall not, without the prior consent of the Company, sell, transfer or assign any of the shares of Common Stock or the Warrants or Warrant Shares purchased hereunder.  The provisions of this Section 3.3 (b) shall expire and be of no further force and effect on and after the first date on which the Common Stock of the Company (or any security received or receivable by the Investor in exchange for the Company Stock) becomes registered for trading, or is traded, on any exchange in the United States, or the Federal Republic of Germany separate and apart from trading in shares of Common Stock of Bogen, or separate from any company, or any security which represents any subsidiary or successor of Bogen which conducts the United States business currently substantially operated by Bogen Corporation and Bogen Communications Inc. (a “Listing Event”); provided, however, if the Investor is not, at the time of such Listing Event, in compliance with the obligations set forth in Section 3.3(c) hereof regarding “lock-ups”, then the restrictions set forth in this Section 3 shall continue until such time as the Investor is able to certify, in writing, compliance with this Section 3, and the Company shall not set forth in writing any reasonable basis to dispute the claim of such compliance.

                                        (c)  The Investor agrees that in the event of any Listing Event, the Investor shall agree to such transfer restrictions, lock-up or similar agreements as may be requested by any securities underwriter or regulatory or exchange listing authority, so long as such restriction (x) does not exceed a period of twelve (12) months from the date of such Listing Event, and (y) such restriction is not more limiting on the Investor’s sale of Common Stock than is imposed on Bogen or required of the Bogen directors with respect to their individual and personal holdings of Company Common Stock.

                                        (d)  The restrictions set forth in this Section 3.3 shall not apply to the transfer of the Primary Shares or Warrant Shares to one or more funds or investment companies controlled by T-Venture, provided, however, that such assignment shall require the consent of the Company, which consent shall only be denied for reasonable cause, and that in any case, the Company shall retain sole discretion to deny consent if the assignment would result in the Common Stock and Warrants being held by more than two holders other than T-Venture.

                           3.4        INVESTOR STATUS AND SOPHISTICATION. The Investor is knowledgeable and experienced in business and financial matters and capable of evaluating the merits and risks of the investment in the Common Stock and Warrants, is able to bear the economic risk of loss of its investment in the Company, has been granted the opportunity to make a thorough investigation of the affairs of the Company, and has availed itself of such opportunity either directly or through its authorized representatives. The Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act, and is not a “United States Person” within the meaning of Regulation S under the Securities Act.

                                        3.5        EXEMPT OFFERING. The Investor has been advised that the Common Stock and Warrants have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company in issuing the Common Stock and Warrants is relying upon, among other things, the representations and warranties of such Investor contained in this Section 3 in concluding that such issuance is exempt under one or more provisions of the Securities Act and the rules and regulations thereunder, and does not require compliance with the registration provisions of the Securities Act.

                           3.6        BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation owed by the Investors in connection with the sale of Common Stock or Warrants contemplated by this Agreement, and the Investor shall indemnify and hold the Company harmless on account of any claim for finder fees arising out of any agreement or commitment made by the Investors.

             SECTION 4.    REGISTRATION RIGHTS

                           4.1        DEFINITIONS. For purposes of this Section 4: (a) the term "Registrable Securities" means the Primary Shares and the Warrant Shares; and (b) the term "Holder" means any person owning or having the right to acquire Registrable Securities, so long as such person is a permitted, or an approved, transferee under this Agreement.

                           4.2        REQUEST FOR REGISTRATION.

                                        (a)  If at any time after a Listing Event, and the expiration of any restrictions contemplated by Section 3.3(c), the Company shall receive a written request from Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act on Form S–1 or Form S-3, or equivalent forms, covering at least twenty percent (20%) of the Primary Shares (and which request shall cover all Registrable Securities held by T-Venture) then the Company shall use its best efforts to effect as soon as practicable after the receipt of such request, the registration under the Securities Act of the number of such Registrable Securities which such Holders (and any other Holders who may also elect to participate within 10 days thereafter) request to be registered. Without the prior written consent of the Holders requesting a registration, neither the Company, nor any other person (other than the other Holders), shall be entitled to include Common Stock in the registrations made under this Section 4.2. The Company is obligated to effect one completed and effective registration pursuant to this Section 4.2.  In the event that the Holders determine to register and sell the Registrable Securities in an underwritten offering, the Company and the Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders with the consent of the Company, such consent not to be unreasonably withheld.

                                                     (b)  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 4.2, a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore desirable to defer the filing of such registration statement, the Company shall have the right to defer such  filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

                                        (c)  The Company shall notify the Holders, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 4.2(c) (a "Suspension Notice"), the Holders will discontinue disposition of Registrable Securities until the Holders' receipt from the Company of copies of a supplemented or amended prospectus or a notice that the use of the then current prospectus may be resumed (either, the “Update”), and have received copies of any additional or supplemental filings which are incorporated by reference in such prospectus.  If so directed by the Company, the Holders shall deliver to the Company all copies of the prospectus current at the time of receipt of the Suspension Notice.  If the Company shall give a Suspension Notice, the time periods set forth in Section 4.3(a) shall be extended by a number of days equal to the period from and including the date of the giving of such notice to and including the date of the Update.

                                                     (d)  At any time after the Registration Date, if the Company at any time proposes for any reason to register shares of Common Stock (the “Shares”) under the Securities Act (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to an acquisition, corporate reorganization or other transaction contemplated by Rule 145 of the Act or a registration on any form that requires substantially less information than would be required to be included in a registration statement covering the sale of the Registrable Shares), it shall give written notice to the Holders of its intention to so register such Shares at least 30 days before the initial filing of such registration statement and, upon the written request, delivered to the Company within 20 days after delivery of any such notice by the Company, of the Holders, to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration and shall state that such Holders desire to sell such Registrable Shares in the public securities markets), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Shares proposed to be registered by the Company, then the number of Shares, Registrable Shares and any other shares proposed to be included in such registration shall be included in the following order:

                           (i)          first, the Shares; and

                           (ii)         second, the Registrable Shares requested to be included in such registration pursuant to this Section 4.2(e) (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such Holder).

                                        (e)  The registration obligation under Section 4.2(a) shall correspondingly apply to the registration and listing of the Shares in the Company under the laws and regulations applicable to the listing of the "Neuer Markt" as maintained by Deutsche Börse AG or a similar market segment. However, if such request is made, the Company and other any Holders of Common Stock shall be obliged to participate in any commercially reasonable and necessary steps to be taken to obtain such registrations and listing. In particular, the Holders of Common Stock (except those requesting registration) shall be obliged to cause the registration of their Common Stock in a blocked deposit account ("Sperrdepot") for the required period of time.

                           4.3        OBLIGATIONS OF THE COMPANY. Whenever required under this Section 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                                                     (a)  Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred eighty (180) days.

                                        (b)  Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                                        (c)  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                                        (d)  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                        (e)  In the event of any underwritten public offering by the Investors, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                                        (f)  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                        (g)  In the case of an underwritten public offering, furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 4, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4 (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in such form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in such form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                                        4.4        FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Holder that such Holder shall have furnished to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                           4.5        EXPENSES OF REGISTRATION. The Holders shall bear all their own expenses in connection with the registration or sale of Common Stock pursuant to this Section 4, including all expenses in the nature of underwriting discounts, underwriter expenses and commissions; provided, however, that the Company shall reimburse the Holders (x) for any reasonable and documented legal expenses (other than underwriting discounts, underwriter expenses and commissions) incurred by the Investors, up to a maximum of $10,000, and (y) for up to $25,000 of out of pocket expenses reasonably incurred by such underwriter in the offering and which are customarily expenses for which such underwriter would be reimbursed by the selling stockholders.  The Company shall bear all registration, filing and qualification fees, printer and accountant fees and expenses in the case of a non-underwritten offering, and disbursements of counsel for the Company; provided, however, in the event the Company includes in any registration statement shares for sale for its own account, it shall pay the pro rata portion of any underwriting discounts and commissions, and printer and accountant fees and expenses, attributable to such securities for its own account. Notwithstanding the immediately preceding sentence, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders agree that such withdrawn registration shall satisfy in full the Company’s obligations under this Section 4, notwithstanding that it was not made effective. If the participating Holders do not so agree within five (5) days after the withdrawal of such registration statement, then the participating Holders shall be obligated to reimburse the Company, or to pay directly, all of the Company’s expenses associated with such withdrawn registration.

                           4.6        INDEMNIFICATION AND CONTRIBUTION. In the event any Registrable Securities are included pursuant to a registration statement under this Section 4:

                                                     (a)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) and each person if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following matters (collectively a "Violation"): (i) if the registration statement prospectus makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made in such prospectus, in the light of the circumstances under which they were made, not misleading (but only if such is not corrected in the final prospectus) contained therein or any amendments or supplements thereto if such statement , or (ii) any violation by the Company in connection with the registration of Registrable Securities under the Securities Act, the Exchange Act, or any state securities law; and the Company will pay to each such Holder, as incurred, any legal or other expenses reasonably incurred by them in connection with defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs as a result of, or arises out of, information furnished by the Holder and used by the Company in connection with such registration.

                                        (b)  Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation which arises on account of information furnished by such Holder and used by the Company in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.6(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this Section 4.6(b) exceed the net proceeds from the offering received by such Holder.

                                                     (c)  Promptly after receipt by an indemnified party under this Section 4.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party, provided that the indemnified party consents to such counsel, such consent to be not unreasonably withheld; provided, however, that an indemnified party or parties shall have the right to retain their own counsel, with the reasonable fees and expenses of one such counsel to be paid by the indemnifying party with respect to all indemnified parties, if representation of such indemnified party or parties by the counsel retained by the indemnifying party, in the opinion of counsel appointed by the indemnified party or parties, would be inappropriate due to actual or potential differing interests between such indemnified party or parties and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.6.

                                        (d)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 4.6(a) is applicable but for any reason is held to be unavailable from the Company with respect to all Holders or any Holder, the Company and the Holder or Holders, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand, and the Holder or Holders on the other, in connection with statements or omissions which resulted in such losses, claims, damages or liabilities. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the net proceeds received by such Holder from the Registrable Securities as the case may be, sold by such Holder pursuant to the registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each person, if any, who controls a Holder within the meaning of the Securities Act shall have the same rights to contribution as such Holder.

                                        (e)  The obligations of the Company and Holders under this Section 4.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4 or otherwise.

                                        4.7        LETTER OR OPINION OF COUNSEL IN LIEU OF REGISTRATION. If in the opinion of counsel for the Company, the Investor is able to sell all of its Registrable Securities in a three-month period pursuant to Rule 144, or otherwise under exemptions and rules available under the Securities Act, the Company will not be required to register any Registrable Securities of the Investor, notwithstanding any provision of this Section 4 to the contrary.

                           4.8        AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 4 may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. An amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future Holder of all such securities, and the Company.

             SECTION 5. COVENANTS

             Solely for the purposes of the following covenants in this Section 5, all references to the “Subsidiary” shall include in its effect comparable matters concerning its subsidiary, Carrier Systems, except where the context specifically indicates otherwise.

                           5.1        BUDGETS.  The Company will deliver to the Investor, in each case as soon as reasonably practical after preparation thereof, separate annual financial projections and budgets (which will contain projected balance sheets and statements of income, retained earnings, and cash flows) for the Company and the Subsidiary for such fiscal year.

                           5.2        ANNUAL STATEMENTS.  (i)  As soon as reasonably practicable after they have become available and in any event within 90 days after the close of each fiscal year, or such later date as the statements may be required for filing with the Commission beginning December 31, 2001, the Company will deliver to the Investor unaudited consolidated financial statements (the “Consolidated Financial Statements”) of the Company and its subsidiaries consisting of a consolidated balance sheet and related consolidated statements of operations, changes in stockholders’ equity and cash flows and supplemental consolidating information all prepared in accordance with GAAP and all as of the end of and for such fiscal year.

                           5.3        QUARTERLY STATEMENTS.  As soon as reasonably practicable after they have become available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, or such later date as the statements may be required for filing with the Commission, commencing with the fiscal quarter ending June 30, 2001, the Company will deliver to the Investor unaudited consolidated balance sheets and consolidated statements of operations, changes in stockholders’ equities and cash flows of the Company and its subsidiaries and supplemental consolidating information all as of the end of and for such fiscal quarter.

                                        5.4        OFFICERS’ CERTIFICATES.  Together with delivery of financial statements pursuant to Sections 5.2 and 5.3 above, the Company will deliver to the Investor a certificate of the chief financial officer or treasurer of the Company, on behalf of the Company, (a) certifying such statements to be true and correct in all material respects and (b) stating that such statements have been prepared in accordance with GAAP.

                           5.5        OTHER FINANCIAL INFORMATION.  If prepared by the Company, the Company will further deliver to the Investor, as soon as reasonably practical after preparation thereof but, if so prepared, in no event (in the case of clause (a) below) later than ten (10) days prior to the beginning of the fiscal period to which such financial forecast relates, complete and correct copies of (a) all quarterly (if any) or annual budgetary analyses or forecasts of the Company and the Subsidiary not referred to in Section 5.1 hereof, prepared by management for use of the Board of Directors of the Company and (b) all other financial and other reports prepared for the use of the Board of Directors and/or any bank lender to the Company and the Subsidiary (and not otherwise required to be delivered hereunder).

                           5.6        OTHER INFORMATION; INSPECTION RIGHTS.  From time to time upon the reasonable request of the Investor, the Company will furnish to the Investor such information regarding the business, affairs, finances, and prospects of the Company or the Subsidiary as is prepared by the Company in the ordinary course of business.  The Investor will have the right during normal business hours to examine the books and records of the Company or the Subsidiary, to make copies, notes, and abstracts therefrom, to discuss the Company’s or the Subsidiary’s affairs with the officers, directors, key employees, and accountants of the Company or the Subsidiary, and to make or cause an independent examination and/or audit (at such holder’s expense) of the books and records of the Company or the Subsidiary; provided, however, any rights of the Investor set forth in this Section 5.6 shall not unduly interfere with the conduct of the business of the Company or the Subsidiary.  Except as required by applicable law, the Investor and each person representing or acting on behalf of such Investor will hold in confidence all confidential information of the Company or the Subsidiary provided or made available to the Investor or such person pursuant to this Section 5 until such time as such information has been publicly disclosed other than as a consequence of any breach by such Purchaser or such person of its confidentiality obligations hereunder.

                           5.7        NOTICES OF LITIGATION, ETC.  The Company will promptly give notice to the Investor of any litigation or any administrative proceeding to which the Company or the Subsidiary may hereafter become a party, excepting only those in which the only relief sought is money damages in an amount not exceeding $50,000 in any one instance, or $125,000 in the aggregate in any one fiscal year with respect to all such litigation or proceedings.  Promptly after the receipt thereof, the Company will provide to the Investor copies of any reports (including management letters and reports and letters with respect to the adequacy of the Company’s internal accounting controls) submitted by independent accountants with respect to the Company or the Subsidiary.

                                        5.8        RECORDS AND ACCOUNTS.  The Company or the Subsidiary will keep in all material respects true and accurate records and books of account in which full, true, and correct entries will be made so as to permit the preparation of financial statements in accordance with GAAP with respect to the Company and its subsidiaries and in accordance with generally accepted accounting standards in the jurisdictions in which the respective entities are principally located and maintain adequate accounts and reserves in accordance with good accounting practice for all taxes (including income taxes), all depreciation, depletion, obsolescence, and amortization of its properties, all contingencies and all other reserves.

                           5.9        CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.  To the extent necessary to preserve its assets and operations, each of Company and the Subsidiary will preserve and keep in full force and effect its corporate existence, rights, and franchises.  Each of the Company and the Subsidiary will maintain all of its properties used or useful in the conduct of its business in good condition, repair, and working order and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company or the Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.9 will prevent the Company or the Subsidiary from discontinuing the operation and maintenance of any of such properties, or reorganizing or recapitalizing in one or more steps, if such action is, in the judgment of the Company or the Subsidiary, desirable in the conduct of its business and does not in the aggregate materially adversely affect the business of the Company and the Subsidiary.

                           5.10      TAXES.  Each of Company and the Subsidiary will pay and discharge, or cause to be paid and discharged, before they become delinquent, all material Taxes, assessments, and other governmental charges imposed upon the Company or the Subsidiary or any of the properties, sales, or activities of the Company or the Subsidiary or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which, if unpaid might by law give rise to a Lien upon any of their respective properties; provided, however, that any such Tax, assessment, charge, levy, or claim need not be paid if the validity or amount thereof is currently being contested in good faith by appropriate proceedings and if the Company or the Subsidiary has set aside on its books adequate reserves with respect thereto.

                                        5.11      COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS.  The Company and the Subsidiary will comply in all material respects with (a) its charter documents and by-laws, (b) all judgments, decrees, orders, statutes, rules, and regulations binding on or applicable to it or its business or properties, and (c) any material agreement or instrument to which it is a party or by which it or any of its properties are subject (including, without limitation, the Ancillary Agreements).  If at any time any authorization, consent, approval, permit, or license from any officer, agency, or instrumentality of any government becomes necessary or required in order that the Company or the Subsidiary may fulfill any of its obligations hereunder, the Company or the Subsidiary will promptly take or cause to be taken all commercially reasonable steps within its power to obtain such authorization, consent, approval, permit, or license.

                           5.12      BOARD OF DIRECTORS.  The Company shall hold regularly scheduled meetings of its Board of Directors at least semi-annually, and until a Listing Event, the Investors (taken as a whole) shall be entitled to have one representative attend such regularly scheduled meetings. The Investors shall be entitled to receive, promptly after delivery to each of the Directors, a copy of any written information distributed to the Directors in advance of such meeting and which relates to actions to be considered and acted on thereat, as well as minutes of prior meetings. The Company shall reimburse the Investors for the reasonable out of pocket travel expenses of such representative in attending such meeting.

                           5.13      AGREEMENTS ON SALE AND ADDITIONAL INVESTMENT.

                                        (a) If at any time Bogen shall enter into a transaction the effect of which would be for Bogen to sell to an unaffiliated third party, for cash or marketable securities, outstanding capital stock of the Company owned by Bogen, then the Investors shall have the right to participate, pro rata, in the sale of Common Stock in such transaction, provided, however, that if such sale would result in Bogen selling, on fully diluted basis, Common Stock which then exceeds forty percent (40%) of the total outstanding voting capital stock of the Company (other than in an “Excepted Transaction”, as described below), then the Investors shall have the right to sell any and all Common Stock then owned by the Investors in such proposed transaction in preference to the sale by Bogen of the Company Common Stock offered by it. The provisions of this Section 5.13 shall not apply (x) in the case of a distribution of Company capital stock or other securities to Bogen shareholders by way of dividend, split up, spin off, rights offering or similar distribution to its existing shareholders, or (y) in the event of a transaction with a strategic partner, joint venturer, business combination or similar strategic, as compared to financial, transaction, and (z) on and after the date of any Listing Event which results in fifteen percent (15%) or more of the Company’s Common Stock being freely tradable in the securities markets. For purposes hereof, Common Stock owned by the Investors shall mean Common Stock issued and outstanding as of the date Bogen notifies the Investors of the proposed transaction.

                                                     (b)  The Company shall not sell or issue any additional capital stock of the Company to Bogen or to any affiliates of Bogen, whether Common Stock or Preferred Stock, unless the Investors are provided the right to purchase, on the same or comparable terms, their pro rata portion of such additional capital stock so proposed to be sold or issued, provided, however that this section (b) shall not apply in the case of a distribution of Company capital stock or other securities by Bogen to its shareholders by way of dividend, split up, spin off, rights offering or similar distribution to its shareholders

                                        (c)  In the event of any action or transaction to be undertaken by Bogen for which the Investor has a right of participation under Section 5.13 (a) or (b) above, the Company shall give the Investor written notice thereof, not less than seven (7) business days prior to the proposed consummation date of such transaction, and the Investor shall have the right to exercise its rights, as set forth above by giving written notice not later than five (5) days following the date of the Company notice.

                                        (d)  In the event that prior to any Listing Event the Investors shall acquire options, convertible securities or otherwise acquire shares of Common Stock from the Company (and not from any third party), other than pursuant to this Agreement, such shares of Common Stock shall be deemed to be “Warrant Shares” for purposes of the registration rights, transfer restrictions, repurchase provisions, and other terms and conditions of this Agreement, without further action by any party hereto.

                           5.14      USE OF PROCEEDS.  The proceeds from the sale of the Primary Shares hereunder shall be used by the Company for working capital purposes, including for sales and marketing, product development, and other general purposes. The Company shall not pay dividends to any holder of Common Stock, unless such dividend is ratably payable to all holders of Common Stock.

                           5.15      PUT OPTION.  (a)  Upon each of the second and third anniversary of the date of this Agreement (the “Anniversary”), if there has not been a Listing Event by such time, then, and for thirty (30) days after such  Anniversary to the Investors shall have the right to request in writing (the “Option Notice”) that the Company repurchase all (but not less than all) the Primary Shares and Warrant Shares for the price, and on the terms set forth herein (the “Put Option”).  The Put Option shall only be exercisable by the delivery of the Option Notice during the applicable thirty-day window following the Anniversary, and if no Option Notice is delivered within the thirty days following the third anniversary of the date of this Agreement, then the Put Option set forth in this Section 5.15 shall terminate and be of no further effect.  Notwithstanding anything to the contrary contained herein, the Put Option must be exercised with respect to all of the Primary Shares and all of the Warrant Shares issued pursuant to this Agreement or otherwise held by the Investor, and not for less than the entire amount of Primary Shares and Warrant Shares held by the Investors.

                                        (b)  During the ten (10) days following the receipt of an Option Notice, the Company and the Investor shall negotiate in good faith to determine the purchase price for the Primary Shares and the Warrant Shares (the “Option Price”).  If no agreement as to Option Price is reached within such period (which shall expire as of 5:00 PM, New York time, on the tenth day), then the parties shall thereafter negotiate in good faith to determine an independent entity (the “Appraiser”) to value the Primary Shares and the Warrant Shares.  If no agreement is reached by the parties as to the Appraiser by the end of the twentieth (20th) day after the receipt of the Option Notice, then the determination of who shall act as Appraiser shall be made as follows: each of the Company and the Investor shall each select one appraiser by the twenty-fifth (25th) day after receipt of the Option Notice.  The two appraisers together shall select a third appraiser by the thirtieth (30th) day after receipt of the Option Notice, who shall be an independent and neutral party, and who shall serve as the "Appraiser".  Such Appraiser shall be retained immediately, with each party hereto taking such steps, delivering such information and advancing such funds, as may be necessary to effect such engagement. Such Appraiser shall be instructed that he shall deliver his determination of the Option Price, based upon whatever information may be submitted to him by the parties, or which he may obtain independently, within seven (7) days of his engagement, but in any case not later than forty (40) days after the date of receipt of the Option Notice. The parties, or one of them, shall be entitled to begin steps to identify and retain an Appraiser prior to the expiration of the time periods set forth above.  The valuation set by the Appraiser shall be binding on both parties (absent manifest error in calculations based on materials reviewed by the Appraiser), notwithstanding any claimed defect in information available to such appraiser, market conditions or otherwise; provided, however, that in no event shall the Option Price be greater than the sum of the actual Purchase Price paid hereunder, plus the exercise price paid for any Warrant Shares, multiplied by 1.25. Any costs and expenses associated with this Section 5.15 shall be borne by the Company and the Investor equally (with the Investor’s share of such costs and expenses to be deducted from the Option Price).

                           5.16      INVESTOR CONSENTS.  In the event that the Company or the Subsidiary enters into any agreement with any investor of the Company or the Subsidiary, as applicable, (I) and such agreement provides such investor with the discretionary right to approve or consent to (i) any change in the line of business of the Company or the Subsidiary; (ii) any sale of the capital stock of the Company or the Subsidiary or any sale of the assets of the Company or the Subsidiary; (iii) any merger, corporate reorganization or recapitalization of the Company or the Subsidiary; (iv) any liquidation or dissolution of the Company or the Subsidiary; or (v) the commencement by the Company or the Subsidiary of any action or proceeding in bankruptcy or seeking the appointment of a trustee or receiver, and (II) the investment by such investor in the Company or the Subsidiary constitutes in the aggregate less than ten percent (10%) of the outstanding equity interests in the Company or the Subsidiary, as the case may be, then in such event, within five (5) business days of entering into such agreement, the Company or the Subsidiary, as the case may be, shall notify the Investor of such agreement and provide the Investor with a copy of such agreement and if, and for so long as, the Investor holds the entire equity interest acquired hereunder,  the Company shall, if requested within fifteen (15) business days of such notice, shall enter into an agreement providing the Investor with a right of consent covering equivalent events, and on equivalent terms and conditions.

             SECTION 6.    GENERAL

                           6.1        INDEMNIFICATION.

                                        (a)  The Company and the Subsidiary acknowledge that no investigation made by or on behalf of the Investors will preclude them from relying on covenants, agreements, representations, and warranties made herein or in the Warrants or any Ancillary Agreement.  All representations and warranties made herein or in the Ancillary Agreements will survive the Closing for a period of one year from the Closing Date. No claim for damages made by the Investors on account of any breach of any representation, warranties, agreement, covenant or otherwise may exceed the amount of the Purchase Price, plus related attorneys fees and costs, except that any claim arising out of a breach of the obligations of the Company, under Section 5.15 shall be for the maximum amount of the appraised value resulting therefrom, plus related attorneys fees and costs.  Bogen, the Company and the Subsidiary, jointly and severally, on the one hand, and the Investors on the other, will indemnify, defend, and hold harmless the other (the “Indemnified Party”), and each of such Indemnified Party’s partners, stockholders, officers, directors, employees, agents, and representatives, from and against any and all Damages (as defined below) arising out of any claim or legal proceeding by a third party (a “Third Party Claim”) and which is incurred by any of them in any capacity and resulting from or relating to the breach by the indemnifying party of any of its representations, warranties, covenants, or agreements contained in this Agreement or in the Ancillary Agreements or any other document delivered pursuant hereto.  “Damages” mean all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and reasonable expenses, including without limitation court costs and the fees and reasonable expenses of counsel and experts.

                                        (b)The obligations of the indemnifying party under this Section 6 will survive transfer of the Primary Shares and the Warrant Shares by the Buyer to a third party.

                                        (c)  Indemnification Procedures. Whenever a claim for indemnification shall arise or be threatened entitling a party to indemnification, the Indemnified Party shall notify, in writing, the party with the obligation to provide such indemnification (the “Indemnifying Party”) of such claim and, when known, the facts constituting the basis for such claim, and in any event the Indemnified Party shall give notice to the Indemnifying Party no later than ten (10) business days prior to the time any response to an asserted claim is required, if possible; provided, however, that failure to give such notice shall not affect the Indemnifying Party’s obligation hereunder, unless failure to give such notice jeopardizes the Indemnifying Party’s ability to defend, settle or remedy the issue giving rise to the claim underlying the indemnification request.  The Indemnifying Party may, at its own cost and expense, assume the defense of any Third Party Claim, provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party.  If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to select counsel reasonably acceptable to the Indemnified Party and take all steps necessary in the settlement or defense thereof provided, however, that the Indemnified Party may, at its own cost and expense, fully participate in any such proceeding with counsel of its choice.

                           6.2        AMENDMENTS, WAIVERS AND CONSENTS.  Any consents required and any waiver, amendment or other action of the Investor may made only by consent(s) in writing signed by the Investor or by Investors holding a majority of the aggregate Priority Shares and Warrant Shares. Any amendment or waiver made according to this paragraph will be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted) and each future holder. Any amendment or waiver by the Company must be made in writing.

                           6.3        SURVIVAL; TERMINATION. All representations and agreements of the parties made in this Agreement and in the certificates, exhibits or other written information delivered or furnished by one party to the other in connection with this Agreement and any indemnification obligations in this Section 6 relating thereto will survive for a period of one (1) year from the Closing Date after which they shall be null, void and of no further effect.  This Agreement shall terminate upon the earlier of (i) mutual agreement of the Investors and the Company or (ii) upon a Listing Event, at which time this Agreement shall become null, void and of no further effect.

                           6.4        GOVERNING LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

                           6.5        COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be taken to be an original; but such counterparts will together constitute one document.

                           6.6        NOTICES, RIGHTS AND DEMANDS. Any notice, request, communication or demand which is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) one (1) day after sending if sent by overnight delivery or telecopy providing confirmation of successful transmission or receipt of delivery has been received by the Sender, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the addresses shown below, or at any other address designated by such applicable party in writing. In the event that the Primary Shares or Warrants described below are held by more than one Investor at any time, then any and all rights granted to the Investors hereunder, whether respecting rights or attendance at Board meetings, requests for registration of Common Stock under Article 4 hereunder, authorization of amendments under Section 6.1 or otherwise, shall only be exercisable by a single Investor, acting under the request of the holders of a majority of the shares of Common Stock issued, or issuable, hereunder.  Notices shall be sent to:

If to the Investor:	2.T-Telematik Venture
Beteiligungsgesellschaft mbh
Gotenstrasse 156
D-53175 Bonn, Germany
Attention: General Counsel

With a copy to:	Deutsche Telekom, Inc.
1020 19th Street, N.W.
Washington, D.C. 20036
Attention: Bradley Shingleton
Telephone: (202) 452-0676
Fax: (202) 452-9555

and to:	Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: Joseph W. Bartlett
Telephone: (212) 468-8000
Fax: (212) 468-7900

If to the Company:	Speech Design International Inc.
50 Spring Street
Ramsey, NJ 07446
Attention: Chief Financial Officer

With a copy to:	Nutter, McClennen & Fish, LLP
One International Place Boston,
Massachusetts 02110-2699
Attention: Joseph F. Mazzella
Telephone: 617-439-2000
Facsimile: 617-973-9748

                           6.7        SEVERABILITY. If any provision of this Agreement is held invalid under applicable law, such provision will be ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement.

                           6.8        EXPENSES. The Company will reimburse the Investor for its costs and expenses, including legal expenses incurred in connection with the preparation of this Agreement and the consummation of the Closing in an amount that shall not exceed Thirty Seven Thousand Five Hundred (37,500) Euros and in all other respects, each of Company and the Investor will pay their respective costs and expenses that they incur with respect to the negotiation, execution, delivery, amendment and/or performance of this Agreement.

                           6.9        ENTIRE AGREEMENT. This Agreement (including the exhibits hereto) and the agreements referenced as exhibits to this Agreement constitute the entire agreement of the parties with respect to the subject matter thereof, and supersede any prior agreements.

The undersigned have executed this Agreement as of the day and year first written above.

SPEECH DESIGN INTERNATIONAL INC.

By: Kasimir Arciszewski

Chief Executive Officer:

BOGEN COMMUNICATIONS INTERNATIONAL, INC.

By: Jonathan Guss

Chief Executive Officer:

SPEECH DESIGN GMBH

By: Kasimir Arciszewski,

Hans Meiler

Managing Directors

2. T-TELEMATIK VENTURE
BETEILIGUNGSGESELLSCHAFT MBH

By: Axel Kolb

Investment Director

Warrant

SPEECH DESIGN INTERNATIONAL INC.

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

200,000 Shares

             FOR VALUE RECEIVED, Speech Design International, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that 2.T-Telematik Venture Beteiligungsgesellschaft mbh (the "PURCHASER" or “T-VENTURE”) or its permitted successors and assigns, is entitled to purchase from the Company, in full or in part, at any time or from such time as specified in Section 1 below, commencing September 27, 2001 (the "COMMENCEMENT DATE") and prior to 5:00 P.M., New York City time, on the Expiration Date, as defined below, Two Hundred Thousand (200,000) fully paid and non-assessable shares of common stock, $.001 par value per share, of the Company for an aggregate purchase price of 1,932,000 Euros, as such price may be adjusted pursuant to Section 3 (c) below (computed on the basis of 9.66 Euros per share).  Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "COMMON STOCK," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to individually as a "WARRANT SHARE" and collectively as the "WARRANT SHARES," (iii) the aggregate purchase price payable for the Warrant Shares hereunder, as it may be adjusted, is referred to as the "AGGREGATE WARRANT PRICE," (iv) the price payable for each of the Warrant Shares hereunder, as it may be adjusted,  is referred to as the "PER SHARE WARRANT PRICE," (v) this Warrant and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "WARRANTS" and (vi) the holder of this Warrant is referred to as the "HOLDER" and the Holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "HOLDERS".  The Aggregate Warrant Price is subject to adjustment only as set forth in Section 3(c). The Per Share Warrant Price shall be subject to any adjustment necessitated by the adjustment of the Aggregate Warrant Price, and otherwise shall only be adjusted as hereinafter provided. In the event of any adjustment of the Aggregate Warrant Price, the number of Warrant Shares shall not be adjusted. In the event of any stock splits or similar events described in Section 3 (a), then the Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.  This Warrant is being issued in connection with the purchase by the Purchaser of 200,000 shares of Common Stock of the Company, at the same time, under that certain Common Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"), and is subject to the terms and conditions set forth therein.

                           1.  EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time, or from time to time, on or after the date of its issuance and prior to 6:00 p.m., New York City time, on the sooner of October 31, 2002, or the fifteenth day following the date (a “Listing Event”) on which the Common Stock is listed for trading on a recognized securities trading exchange in the Federal Republic of Germany or in the United States (in each case, the “EXPIRATION DATE”). Exercise of this Warrant by the Holder shall be made by the surrender of this Warrant (with the subscription form at the end hereof, or a reasonable facsimile thereof, duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part hereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by wire transfer, or certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder (or any designee of the Holder to whom the Warrant is transferred in accordance with Section 5 hereof) for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the members of the Board of Directors of the Company (other than any person who, directly or indirectly, has a beneficial ownership interest in this Warrant) shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                           2. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal.

                           3.  PROTECTION AGAINST DILUTION; PRICE ADJUSTMENT.  (a)  If the Company shall at any time prior to the expiration of the Warrant and prior to the exercise thereof: (i) declare or pay to the holders of Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer all or substantially all of its property to, any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of the Warrant (with such exercise being prior to the occurrence of an event described in (iii) above if the Company is not the surviving entity), the Holder shall receive for the exercise price, in addition to or in substitution for the Warrant Shares which the Holder would otherwise then be entitled upon such exercise, such additional shares of Common Stock or scrip of the Company, or such reclassified shares of Common Stock of the Company, or such shares or securities or assets of the entity resulting from such consolidation or merger or transfer of such assets of the Company, which the Holder would have been entitled to receive had the Holder exercised the Warrant prior to the happening of any of the foregoing events.

                                        (b) If the Board of Directors of the Company shall (i) declare any dividend or other distribution with respect to the Common Stock, other than a cash dividend, (ii) offer to the holders of shares of Common Stock any additional shares of Common Stock, any securities convertible into or exercisable for shares of Common Stock or any rights to subscribe thereto, or (iii) propose a dissolution, liquidation or winding up of the Company, then the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining the stockholders entitled to participate in such dividend, distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up, so that, upon the subsequent exercise of the Warrant prior to the effective date of such proposed event, the Holder shall receive for the exercise price, in addition to or in substitution for the Warrant Shares which the Holder would otherwise then be entitled upon such exercise, such additional property distributed by the Company with respect to the Common Stock, such additional shares of Common Stock or other securities of the Company offered for conversion or exchange with the Common Stock, or such property distributable pursuant to such dissolution, liquidation or winding up.

                           (c) Upon the occurrence of any Listing Event, the Aggregate Warrant Price shall be adjusted to equal  (x) one half (1/2) of the average closing price for shares of Common Stock of the Company for each of the first ten (10) consecutive trading days after the date of such Listing Event, (y)  multiplied by 200,000, or such other number of shares of Common Stock as this Warrant shall be exercisable for after giving effect to any partial exercises of this Warrant to such date provided, however, that if the Listing Event is an underwritten initial public offering, then the Holder, immediately after the per share sale price of the Common Stock is determined until the date of such Listing Event, but not thereafter, may elect to exercise this Warrant at an adjusted Aggregate Warrant Price which, in lieu of the per share average price set forth in (x) above, is adjusted using as (x) a  single price equal to one-half (1/2) of the gross  per share sale price in such public offering. If the Warrant is not so exercised on such date of a Listing Event then the price adjustment called for herein shall be made according to the formula set out in the first sentence of this Section 3.3(c).

                                        (d) Upon any adjustment or modification in accordance with this Section 3, the Company shall promptly cause its Chief Financial Officer, or other duly authorized officer, to provide a notice to the Holder setting forth such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

                           4. FULLY PAID STOCK; TAXES. The Company agrees that the shares of the Common Stock, or any other capital stock, represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all United States Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

                           5. TRANSFER RESTRICTIONS. (a) Subject to subsection (b) hereof, this Warrant may only be sold, transferred or assigned by the Holder only to the extent to which, and at such times as it is, exercisable pursuant to Section 1 above (subject to compliance with the provisions of the Securities Act of 1933, as amended) and is so transferable only upon the books of the Company which the Company shall cause to be maintained for this purpose. In the event this Warrant is transferred in part by the Holder, the Company shall issue a new Warrant to the Holder covering the Warrant Shares which have not been so transferred and setting forth the proportionate part of the Aggregate Warrant Price applicable to the remaining Warrant Shares. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder set forth herein and in the Purchase Agreement, to the extent applicable.

                           (b) The Holder agrees that it shall not, without the prior consent of the Company, sell, transfer or assign the Warrant, or any part hereof, except to one or more affiliates of T-Venture, that is under control of T-Venture or under common control with T-Venture.  The consent of the Company shall only be denied for reasonable cause.  The Company shall retain sole discretion to deny consent if the assignment would result in the Common Stock and Warrants being held by more than two holders other than T-Venture or any affiliates of T-Venture.

                           6. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                           7. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

                           8. INFORMATION TO HOLDER. The Company agrees that it shall deliver to the Holder promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

                           9. NOTICES. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally, or sent by recognized overnight courier or by certified mail, return receipt requested, postage paid, to the parties hereto as follows:

                                        (a) if to the Company, at 50 Spring Street, Ramsey, New Jersey 07446, Attn.: Chief Financial Officer or such other address as the Company has designated in writing to the Holder, with a copy to Joseph F. Mazzella, Esq., Nutter, McClennen & Fish, LLP, One International Place, Boston, MA 02110, or

                                                     (b) if to the Holder, at Gotenstrasse 156, D-53175 Bonn, Germany, Attn.: General Counsel, with a copy to 1020 19th Street, N.W., Suite 850, Washington, D.C. 20036 Attn: Legal Counsel or such other address as the Holder has designated in writing to the Company according to the notice provisions hereunder, with a copy to Joseph Bartlett, Esq., Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10005.

                           10. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                           11. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the law of the State of New Jersey without giving effect to the principles of conflicts of law thereof.

             IN WITNESS WHEREOF Speech Design International, Inc., has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Chief Financial Officer and Assistant Secretary as of the 27th day of September 2001.

SPEECH DESIGN

INTERNATIONAL, INC.

By: /s/Kasimir Arciszewski

Chief Executive Officer